Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated May 16, 2013, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Park Electrochemical Corp. on Form 10-K for the year ended March 3, 2013. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Park Electrochemical Corp. on Forms S-8 (File No. 33-55383, effective September 7, 1994; File No. 333-12463, effective September 20, 1996; and File No. 333-153264, effective August 29, 2008).

/s/GRANT THORNTON LLP

New York, New York

May 16, 2013

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